EXHIBIT 5.22
[Letterhead of Pestalozzi Attorneys at Law Ltd]
Persons Listed in Schedule 1 Attached
Hereto (the “Addressees”)
Zurich, January 23, 2012
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
Dear Sirs:
We have acted as special legal counsel as to matters of Swiss law to the Swiss SIG entities, namely SIG Combibloc Group AG with registered office in Neuhausen am Rheinfall, Switzerland and its subsidiaries SIG Combibloc Procurement AG, SIG allCap AG, SIG Technology AG, SIG Combibloc (Schweiz) AG, SIG Schweizerische Industrie-Gesellschaft AG and SIG Reinag AG, each with its registered office in Neuhausen am Rheinfall, Switzerland (each a “Company”, and, collectively, the “Companies”) in connection with the registration statement on form F-4 (the “Registration Statement”) being filed by Reynolds Group Holdings Limited (“RGHL”).
We have received instructions from RGHL and on that basis we are delivering this opinion. We have not examined any transactions, made no enquiries or searches and, without limitation upon the foregoing, we have not been concerned in and have no knowledge of any other transactions to which the Documents (as defined below) may relate.
As to questions of fact material to the opinions expressed herein, we have, without independent investigation, relied upon the indications contained in the Documents (as defined below), and have assumed that, except as expressly opined upon herein, all representations and warranties and other statements or indications made or to be made or given by parties therein with respect to matters of fact are true and accurate.

5

PESTALOZZI attorneys at law	2 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
1.	EXTENT OF EXAMINATION

In rendering this opinion, we have made no searches or enquiries concerning, and examined no documents entered into by or affecting the Companies or any other person, or any corporate records of the aforesaid, save for those searches, enquiries, documents or corporate records expressly specified in this opinion as having been made or examined.
2.	DOCUMENTS

For purposes of rendering the opinion expressed herein we have received originals or copies of the following documents and in rendering this opinion, we have reviewed originals or certified, conformed or reproduction copies of the documents listed in lit. (a) to lit. (v) below and in Schedule 2 (the “Documents”):
(a)	a certified copy, dated January 18, 2012, of the current articles of incorporation of each of the Companies as filed with the Commercial Register of the Canton of Schaffhausen;
(b)	a copy of the organization by-laws of SIG Combibloc Group AG (formerly SIG Holding AG), dated July 7, 2008;
(c)	a copy of the organization by-laws of SIG Combibloc Procurement AG, dated November 4, 2009;
(d)	a certified extract from the Commercial Register of the Canton of Schaffhausen relating to each of the Companies, dated January 18, 2012 (the “Extracts”);
(e)	a copy of each of the executed Board Resolutions, Delegate Confirmations and Shareholder’s Resolutions as listed and defined in Schedule 2 attached hereto;
(f)	a copy of the Indenture (as defined therein) to the 7.75% senior secured notes due 2016, dated as of November 5, 2009 among Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal, paying agent, transfer agent, and collateral agent;
(g)	a copy of the First Supplemental Indenture (as defined therein) to the 7.75% senior secured notes due 2016, dated as of November 5, 2009, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc., certain additional note guarantors listed thereto (including the Companies, except SIG Combibloc Procurement AG and SIG Reinag AG) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
(h)	a copy of the Second Supplemental Indenture (as defined therein) to the 7.75% senior secured notes due 2016, dated as of December 2, 2009, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer

PESTALOZZI attorneys at law	3 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
(Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including SIG Combibloc Procurement AG) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
(i)	a copy of the Third Supplemental Indenture (as defined therein) to the 7.75% senior secured notes due 2016, dated as of January 29, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including SIG Reinag AG), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent;
(j)	a copy of the Indenture (as defined therein) to the 8.50% senior notes due 2018, dated as of May 4, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto (including the Companies), The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent;
(k)	a copy of the Senior Secured Notes Indenture (as defined therein) to the 7.125% senior secured notes due 2019, dated as of October 15, 2010 among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, collateral agent, registrar and transfer agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;
(l)	a copy of the First Senior Secured Notes Supplemental Indenture (as defined therein) to the 7.125% senior secured notes due 2019, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;
(m)	a copy of the Senior Notes Indenture (as defined therein) to the 9.000% senior notes due 2019, dated as of October 15, 2010 among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent;
(n)	a copy of the First Senior Notes Supplemental Indenture (as defined therein) to the 9.000% senior notes due 2019, dated as of November 16, 2010, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer

PESTALOZZI attorneys at law	4 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
(Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;
(o)	a copy of the Senior Secured Notes Indenture (as defined therein) to the 6.875% senior secured notes due 2021, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto (including SIG Combibloc Group AG), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;
(p)	a copy of the First Senior Secured Notes Supplemental Indenture (as defined therein) to the 6.875% senior secured notes due 2021, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies, except SIG Combibloc Group AG), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent;
(q)	a copy of the Senior Notes Indenture (as defined therein) to the 8.250% senior notes due 2021, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto (including SIG Combibloc Group AG), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent;
(r)	a copy of the First Senior Notes Supplemental Indenture (as defined therein) to the 8.250% senior notes due 2021, dated March 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies, except SIG Combibloc Group AG) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar;
(s)	a copy of the Senior Secured Notes Indenture (as defined therein) to the 7.875% senior secured notes due 2019, dated August 9, 2011, among RGHL US Escrow II LLC, RGHL US Escrow II Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;
(t)	a copy of the Senior Secured Notes Supplemental Indenture (as defined therein) to

PESTALOZZI attorneys at law	5 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
the 7.875% senior secured notes due 2019, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;
(u)	a copy of the Senior Notes Indenture (as defined therein) to the 9.875% senior notes due 2019, dated August 9, 2011, among RGHL US Escrow II LLC, RGHL US Escrow II Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent; and
(v)	a copy of the Senior Notes Supplemental Indenture (as defined therein) to the 9.875% senior notes due 2019, dated September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto (including the Companies) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar.
(Documents listed in lit. (a) to lit. (e) above, collectively the “Corporate Documents”, the documents listed in lit. (f) to lit. (v) above, collectively the “Final Transaction Documents”).
3.	ASSUMPTIONS
We have assumed with your consent, in considering the above documents and in rendering this opinion and without any further enquiry:
(i)	that each of the Companies is or was, as far as this is not indicated in the Extracts, not subject to any adjudication or maturity postponement, bankruptcy, payment moratorium as a result of composition proceedings or partial release or assignment, emergency moratorium, or maturity postponement within the meaning of the Swiss Federal Act on Debt Enforcement and Bankruptcy of April 11, 1889, as amended, and that each of the Companies, at the date of the execution of the Final Transaction Documents, was not insolvent or over-indebted (in the sense of Article 725 of the Swiss Code of Obligations, “CO”) and no insolvency or overindebtedness was threatened or could have reasonably been expected;
(ii)	the Corporate Documents are the only documents of each respective Company that govern the organisation and authorisation process of each Company;
(iii)	the genuineness and authenticity of all signatures and seals on all Documents;
(iv)	that each signature on a Document is the signature of the individual indicated next

PESTALOZZI attorneys at law	6 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
to such signature, or, where no name is indicated (in print or handwriting) next to a signature, it is assumed that the Document has been signed by authorized signatories;
(v)	the conformity to the original documents and the completeness of all Documents that are submitted to us as facsimile copies or photocopies or as copies by way of electronic transmission and the authenticity and completeness of all original documents where photocopies, faxed copies or copies by way of electronic transmission have been submitted;
(vi)	the legal capacity (Handlungsfähigkeit) of all natural persons executing any of the Documents;
(vii)	that all Documents, including all certificates, dated prior to the date of this opinion letter remain true and accurate on and as of the date hereof, have not been changed, amended or altered as of or prior to the date of this opinion letter, in particular that the Board Resolutions (as defined in Schedule 2 attached hereto) have not lapsed, have not been revoked and that the Board Resolutions are in full force and effect as of the date hereof;
(viii)	that each Board Resolution and each Shareholder Resolution (as defined in Schedule 2 attached hereto) respectively is a true record of the proceedings described therein which took place and such Board Resolution and Shareholder Resolution respectively remains in full force and effect without modification;
(ix)	that the statements made in the Delegate Confirmations (as defined in Schedule 2 attached hereto) are true and accurate and that such confirmations have been validly issued and remain in full force and effect without modification;
(x)	that the Documents have been entered into for bona fide commercial reasons and on at arm’s length terms by each of the parties thereto;
(xi)	the due incorporation and organization and valid existence and good standing under the laws of the respective places of incorporation of all parties to the Documents other than the Companies;
(xii)	that all parties to the Documents other than the respective Companies had and have, respectively, the capacity, power and authority to enter into, execute, deliver and to perform their respective obligations and that such parties other than the Companies have duly authorized, executed and delivered those Documents to which they are a party, and that such execution would bind such parties;
(xiii)	that, so far as the laws of any applicable jurisdiction other than Switzerland are concerned, all consents, licenses, approvals, authorizations, notices, notifications, filings, recordations, publications and registrations that are required by such applicable laws other than the laws of Switzerland in order to permit, or in connection with, the execution, delivery or performance of the Final Transaction Documents by the parties thereto have been made or obtained within the period

PESTALOZZI attorneys at law	7 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
permitted by such laws or regulations and are in full force and effect;
(xiv)	that the Final Transaction Documents are legal, valid, binding and enforceable under their respective applicable law and that the choice of the laws of the State of New York and the submission to jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York recognized by the law of the State of New York as a valid choice of law and submission to jurisdiction respectively;
(xv)	that there are no provisions of the laws of any jurisdiction other than Switzerland which would have implications on the opinion we express;
(xvi)	that the respective choices of law as the governing law of the Final Transaction Documents have not been made in order to avoid application of the laws of a jurisdiction under which any provision of the Final Transaction Documents would be contrary to public policy;
(xvii)	that all conditions precedent contained in the Final Transaction Documents (other than to the extent statements are made therein in respect of matters we opine herein) which prevent the Final Transaction Documents concerned to become effective, have been duly and timely satisfied or waived by the party entitled to waive such requirements;
(xviii)	that the representations and warranties given in the Final Transaction Documents are true and correct other than to the extent statements are made therein in respect of matters we opine herein as of the date hereof;
(xix)	the accuracy of all factual information contained in the Documents and that the Documents are all documents executed and delivered by the Companies in connection with the transactions described in the Documents; and
(xx)	that no fraud, duress, undue influence, misrepresentation, or material mistake of fact has occurred or is continuing in connection with the transactions contemplated by the Documents.
4.	OPINION
Based upon the foregoing examination and assumptions and subject to the qualifications and exceptions set forth herein, and further subject to any matters not disclosed to us, it is our opinion so far as the laws of Switzerland are concerned, that:
(1)	each of the Companies is a share corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Switzerland;
(2)	each of the Companies has the power and authority to execute and enter into the Final Transaction Documents to which it is a party and such Final Transaction Documents have been duly authorized, executed and delivered by the relevant Company;

PESTALOZZI attorneys at law	8 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
(3)	no consent, authorization, license or approval of, or registration, filing or declaration with, any governmental or other authority in Switzerland is required in connection with the execution, delivery and performance of the Final Transaction Documents by each Company to which it is a party;

(4)	the choice of the laws of the State of New York as the governing law of the Final Transaction Documents is a valid choice of law under Swiss law, and such choice of law would be recognised, upheld and applied by the Swiss courts as the law governing the Final Transaction Documents in proceedings brought before them in relation to the Final Transaction Documents, provided (i) that the outcome of the application of the provisions of the laws of the State of New York would not be contrary to public policy as that term is understood under Articles 17 — 19 of the Swiss International Private Law Statute of December 18, 1987, as amended from time to time (the “IPLS”), and (ii) that the Swiss courts will apply Swiss law if the parties to such court proceedings are requested by the Swiss courts to prove the contents of the laws of the State of New York and fail to do so;

(5)	the submission of each of the Companies to the non-exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York and the courts of the United States of America for the Southern District of New York (the “New York Courts”) to settle any disputes which may arise out of or in connection with the Final Transaction Documents is not contrary to Swiss law and would be recognised by the courts of Switzerland as a legal, valid and binding submission to the jurisdiction of the New York Courts if such submission is accepted by the New York Courts as legal, valid and binding under the laws of the State of New York; and

(6)	a final conclusive judgement of the New York Courts rendered in connection with the Final Transaction Documents will, upon request, be declared valid and enforceable against each of the Companies by the competent courts of Switzerland according to and subject to the provisions of the IPLS.
5.	QUALIFICATIONS
This opinion is subject to the following qualifications:
(i)	We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. As the Final Transaction Documents are governed by foreign law only our understanding of the extent, scope and consequences of the obligations incurred by each of the Companies under the Final Transaction Documents is limited.
(ii)	The extracts from the commercial register: (i) do not necessarily reveal whether, as of the date to which they relate, a company has ceased its activities, is being wound-up, has been voided, or has been merged with another, a stay of proceedings has been decided by the court, or a declaration that the company has

PESTALOZZI attorneys at law	9 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
ceased its payments has been filed, or a petition has been filed or an order made for safeguard procedure, judicial rehabilitation or judicial liquidation, as notice of such matters may not need to be filed, may not have been filed immediately or may not have been entered on the record immediately; (ii) does not contain any information as to whether a composition with creditors is being negotiated or has been entered into, as notice of such matters is not filed with the commercial register; and do not reveal whether insolvency proceedings have been commenced outside of Switzerland.
(iii)	In this opinion, Swiss legal concepts are mostly expressed in English terms and not in their original German, French or Italian terms (none of which is controlling). The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law.
(iv)	Undertakings of a Swiss company which are predominantly for the benefit of its direct or indirect parent or sister companies are subject to the limitation imposed by the general principle that a Swiss company is only bound by acts within its corporate purpose, the protection of its capital (Article 680 CO) and the prevention of unlawful distributions (Article 678 CO). While it is our belief that the object clauses of the articles of incorporation of each of the Companies and the Swiss limitation languages in the Final Transaction Documents sufficiently takes into account these limitations imposed by mandatory Swiss law, there is no Supreme Court authority at this time which would confirm our understanding.
(v)	We offer no opinion as to any tax or custom duties questions (in particular to the tax effects and consequences of the execution and performance of the Final Transaction Documents and payments made thereunder), or as to any commercial, accounting, calculating, auditing or other non-legal matter.
(vi)	The enforceability of rights, claims and remedies under the Final Transaction Documents may be subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to any laws generally applicable in respect of invalidation or revision of contract terms, including contract terms which may be deemed to be unfair in view of circumstances prevailing at the time of enforcement, laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben), and public policy.
(vii)	Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud.

PESTALOZZI attorneys at law	10 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
Further, limitations may apply with respect to any indemnification and contribution undertaking by each Company if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(viii)	Any final and conclusive judgment in respect of the Final Transaction Documents obtained against the relevant Company in the New York Courts would only be recognized and enforced in Switzerland without re-litigation or re-examination of the matters adjudicated on the basis and subject to the conditions of either (a) articles 32 to 56 of the Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007 (the “Lugano Convention”), or (b) where the Lugano Convention is not applicable, subject to the conditions of Articles 25 to 32 of the IPLS, in particular that (i) a recognition of the foreign judgment would not be clearly incompatible with Swiss public policy; (ii) that each Company was duly summoned according to Swiss law, unless it entered appearance on the merits without objecting to jurisdiction; (iii) that the decision was not rendered in violation of a fundamental principle of Swiss procedural law, in particular that each Company was denied due process of law; and (iv) that no lawsuit between the same parties and concerning the same subject matter had already been brought or decided in Switzerland, or that the lawsuit had proceeded to judgment in a third state and that judgment can be recognized in Switzerland.

(ix)	Specific performance of contractual obligations of the respective Company under a Final Transaction Document may not in all instances be available in Swiss courts, but only damages on proof of the damages suffered.

(x)	For enforcement proceedings, a judgment expressed in a currency other than Swiss Francs will have to be converted into Swiss Francs.

(xi)	Swiss courts may dismiss complaints or suspend proceedings if the subject of the proceedings is concurrently before another court or arbitration tribunal.

(xii)	Temporary, preliminary or permanent injunctive relief are subject to the requirements of the appropriate legal proceedings of the competent Swiss authority and therefore may not in all instances be possible without posting a bond or undertaking.

(xiii)	The appointment of an agent and any power of attorney may be revoked at any time under Swiss law notwithstanding the appointment or power of attorney being said to be irrevocable.

(xiv)	A notice given but not actually received may be considered by a Swiss court not having been properly given.

(xv)	The opinion herein is expressed as of the date hereof with no duty on the part of

PESTALOZZI attorneys at law	11 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
us to inform you of any subsequent change in fact or law, or both, which would affect its accuracy.
We have not expressed, and hereby disclaim, any opinion with respect to the validity and enforceability of the Final Transaction Documents.
6.	CHOICE OF LAW AND RELIANCE
(i)	This opinion is governed by and to be construed in accordance with Swiss law. The exclusive place of jurisdiction is Zurich, Switzerland.
(ii)	This opinion is for the sole benefit of the Addressees in connection with the transactions referred to in this opinion letter and is strictly limited to the matters stated herein. It does not extend, and is not to be extended by implication, to any other matter.
(iii)	This opinion is rendered solely to the persons to whom it is addressed. It may not be used, circulated, quoted, referred to or relied upon by any person other than the persons whom it is addressed to and their respective legal advisers without our prior written consent in each instance. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”) or the rules and regulations of the U.S. Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.
(iv)	Debevoise & Plimpton LLP may for the sole purpose of their exhibit 5 opinion to be provided in connection with the Registration Statement, rely on the opinions set forth under Section 4 (above) of our opinion letter.
Very truly yours,
/s/ Pestalozzi Attorneys at Law Ltd

PESTALOZZI attorneys at law	12 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
SCHEDULE 1: ADDRESSEES
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
SIG allCap AG
Industrieplatz
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc Group AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc Procurement AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Combibloc (Schweiz) AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Reinag AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland
SIG Schweizerische Industrie-Gesellschaft AG
Industrieplatz
8212 Neuhausen am Rheinfall, Switzerland
SIG Technology AG
Laufengasse 18
8212 Neuhausen am Rheinfall, Switzerland

PESTALOZZI attorneys at law	13 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
SCHEDULE 2:
List of Reviewed Board Resolutions (together the “Board Resolutions”)
—	a copy of the executed resolution of the board of directors of each of the Companies (with the exception of SIG Combibloc Procurement AG) signed on or around October 27, 2009 as well as a copy of the executed power of attorney of each of the Companies (with the exception of SIG Combibloc Procurement AG) referred to therein;

—	a copy of the executed resolution of the board of directors of each of SIG Combibloc Procurement AG and SIG Combibloc Group AG signed on or around November 24, 2009 as well as a copy of the executed power of attorney referred to therein;

—	a copy of the executed resolution of the board of directors of each of SIG Combibloc Group AG, SIG Reinag AG and SIG Finanz AG (now SIG Combibloc Group AG) signed on or around January 28, 2010 as well as a copy of the executed power of attorney referred to therein;

—	a copy of the executed resolution of the board of directors of SIG Finanz AG (now SIG Combibloc Group AG) signed on February 23, 2010 as well as a copy of the executed power of attorney referred to therein;

—	a copy of the executed resolution of the board of directors of each of the Companies signed on or around April 26, 2010, as well as a copy of the executed power of attorney of each of the Companies referred to therein;

—	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG signed on September 20, 2010, a copy of the executed resolution of the board of directors of each of the other Companies signed on or about September 23, 2010 as well as a copy of the executed power of attorney of each of the Companies referred to therein;

—	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG and SIG Reinag AG signed on October 1, 2010, a copy of the executed resolution of the board of directors of each of the other Companies signed on October 4, 2010 as well as a copy of the executed power of attorney of each of the Companies referred to therein;¨

—	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG signed on January 18, 2011 and January 25, 2011, a copy of the executed resolution of the board of directors of SIG Reinag AG signed on January 18, 2011 and January 24, 2011 as well as a copy of the executed power of attorney of each of such Companies referred to therein;

—	a copy of the executed resolution of the board of directors of each of the Companies signed on March 1, 2011 as well as a copy of the executed power of attorney of each of the Companies referred to therein; and

—	a copy of the executed resolution of the board of directors of SIG Combibloc Group AG, dated July 19, 2011, a copy of the executed resolution of the board of directors of SIG Combibloc (Schweiz) AG, dated July 22, 2011, and a copy of the executed resolution of the board of directors of each of the other Companies, dated July 20, 2011 as well as a copy of the executed power of attorney of each of the Companies referred to therein.

PESTALOZZI attorneys at law	14 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
List of Reviewed Delegate Confirmations (together the “Delegate Confirmations”)
—	a copy of the executed confirmation dated on or around November 5, 2009 by each of the Companies’ (with the exception of SIG Combibloc Procurement AG) individually appointed delegate;

—	a copy of the executed confirmation dated November 27, 2009 and November 30, 2009, respectively, by each of SIG Finanz AG’s (now SIG Combibloc Group AG), SIG Technology AG’s and SIG Combibloc Procurement AG’s individually appointed delegate;

—	a copy of the executed confirmation dated January 28, 2010 and January 29, 2010, respectively, by each of SIG Combibloc Group AG’s and SIG Reinag AG’s individually appointed delegate;

—	a copy of the executed confirmation dated February 24, 2010 by SIG Finanz AG’s (now SIG Combibloc Group AG) individually appointed delegate;

—	a copy of the executed confirmation dated March 2, 2010 by SIG Finanz AG’s (now SIG Combibloc Group AG) individually appointed delegate;

—	a copy of the executed confirmation dated on or around May 3, 2010, by each of the Companies’ individually appointed delegate;

—	a copy of the executed confirmation dated on November 15, 2010, by each of the Companies’ individually appointed delegate

—	a copy of the executed confirmation dated on February 1, 2011, by SIG Combibloc Group AG’s individually appointed delegate;

—	a copy of the executed confirmation dated on February 9, 2011 by SIG Combibloc Group AG’s individually appointed delegate; and

—	a copy of the executed confirmation, dated August 26, 2011, by SIG Combibloc Group AG’s individually appointed delegate as authorized under its Board Resolution, a copy of the executed confirmation, dated August 17, 2011, by SIG Schweizerische Industrie-Gesellschaft AG’s individually appointed delegate as authorized under its Board Resolution, and a copy of the executed confirmation, dated August 19, 2011, of each of the other Companies’ individually appointed delegate as authorized under the respective Board Resolution.
List of Reviewed Shareholder’s Resolutions (together the “Shareholder’s Resolutions”)
—	a copy of the minutes of the extraordinary shareholders’ meeting of each of the Companies (with the exception of SIG Combibloc Procurement AG) held on or around October 27, 2009;

—	a copy of the minutes of the extraordinary shareholders’ meeting of SIG Combibloc Procurement AG held on November 25, 2009;

—	a copy of the minutes of the extraordinary shareholders’ meeting of each of SIG Combibloc Group AG and SIG Reinag AG held on January 28, 2010;

—	a copy of the minutes of the extraordinary shareholders’ meeting of each of the Companies held on or around April 26, 2010;

PESTALOZZI attorneys at law	15 / 15
Registration Statement on Form F-4 — Legal Opinion of Swiss Counsel
—	a copy of the minutes of the extraordinary shareholders’ meeting of SIG Combibloc Group AG held on September 20, 2010 and a copy of the minutes of the extraordinary shareholders’ meeting of each of the other Companies held on September 24, 2010;

—	a copy of the minutes of the extraordinary shareholders’ meeting of SIG Combibloc Group AG held on October 1, 2010 and a copy of the minutes of the extraordinary shareholders’ meeting of each of the other Companies held on October 4, 2010;

—	a copy of the minutes of the extraordinary shareholders’ meeting of SIG Combibloc Group AG held on January 25, 2011 and a copy of the minutes of the extraordinary shareholders’ meeting of SIG Reinag AG held on January 27, 2011;

—	a copy of the minutes of the extraordinary shareholders’ meeting of each of the Companies held on March 1, 2011; and

—	a copy of the minutes of the extraordinary shareholders’ meeting of SIG Combibloc (Schweiz) AG and SIG Schweizerische Industrie-Gesellschaft AG held on July 25, 2011 and a copy of the minutes of the extraordinary shareholders’ meeting of each of the other Companies held on July 22, 2011.